UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 7, 2006

Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125335	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)                                                          On November 7, 2006, as required by our employment agreement with Revis L. Stephenson III, our Chairman and Chief Executive Officer, we entered into a deferred unit agreement with Stephenson Holdings, Inc., a company wholly-owned by Mr. Stephenson, pursuant to which we agreed to issue Stephenson Holdings, Inc. up to 300,000 restricted units upon the occurrence of certain performance goals relating to the acquisition or building of  additional ethanol production or co-production facilities on or prior to April 3, 2009 in addition to our currently proposed facility located near Fairmont, Nebraska.

On November 7, 2006, as required by our employment agreement with Donald E. Gales, our Chief Operating Officer and President, we entered into a deferred unit agreement with Gales Holdings, Inc., a company wholly-owned by Mr. Gales, pursuant to which we agreed to issue Gales Holdings, Inc. up to 45,000 restricted units upon the occurrence of certain performance goals relating to the acquisition or building of  additional ethanol production or co-production facilities on or prior to April 3, 2009 in addition to our currently proposed facility located near Fairmont, Nebraska.

These deferred unit agreements are filed as exhibits 10.1 and 10.2 to this current report and are incorporated herein by reference.  The summaries set forth above are qualified in their entirety by reference to exhibits 10.1 and 10.2.

Item 9.01.                  Financial Statements and Exhibits

(d)         Exhibits

10.1                           Restricted Unit Agreement between the Registrant and Stephenson Holdings, Inc. dated November 7, 2006

10.2                           Restricted Unit Agreement between the Registrant and Gales Holdings, Inc. dated November 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2006	ADVANCED BIOENERGY, LLC

	By	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chief Executive Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Restricted Unit Agreement between the Registrant and Stephenson Holdings, Inc. dated November 7, 2006	Filed Electronically
10.2	Restricted Unit Agreement between the Registrant and Gales Holdings, Inc. dated November 7, 2006	Filed Electronically